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                                                                    EXHIBIT 3(A)
                         Farm Bureau Financial Services
                             5400 University Avenue
                        West Des Moines, Iowa 50266-5997


April 25, 1997


Board of Directors
Farm Bureau Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

Gentlemen:


I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 11 to Form S-6 for Farm Bureau Life Variable Account (File No. 33-12789).


                                          Very truly yours,
                                          /s/ STEPHEN M. MORAIN
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                                          Stephen M. Morain
                                          SENIOR VICE PRESIDENT & GENERAL
                                          COUNSEL